UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

Empire State Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 West 33rd Street, 12th Floor

New York, New York 10120

(Address of principal executive offices) (Zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2017, as authorized by the Board of Directors of Empire State Realty Trust, Inc. (the “Company”), Leslie D. Biddle was appointed, effective as of March 6, 2017, to be a member of the Board and a member of the Board’s Audit Committee.

In connection with her service as a director, Ms. Biddle will be entitled to receive the Company’s previously disclosed standard compensation for independent directors, as described in the “Compensation of Directors” section of the Company’s Proxy Statement for the 2016 annual meeting of shareholders of the Company, which was filed with the Securities and Exchange Commission on April 18, 2016 (File No. 001-36105). Such section is incorporated herein by reference.

In connection with Ms. Biddle’s appointment to the Board, the Company is entering into an indemnification agreement (the “Indemnification Agreement”) with Ms. Biddle substantially the same as the indemnification agreement entered into with all other members of the Board. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Ms. Biddle in connection with her status or service as a member of the Board and to advance her expenses incurred as a result of any proceeding for which she may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

There are no arrangements or understandings between Ms. Biddle and any other person pursuant to which Ms. Biddle was appointed to serve as a director of the Company. There are no transactions in which Ms. Biddle had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure

A copy of the press release issued by the Company to announce the election of Ms. Biddle as a director as discussed in Item 5.02 above is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 7, 2017 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: March 7, 2017	By:	/s/ Thomas N. Keltner, Jr.
		Name:	Thomas N. Keltner, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

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